Exhibit 4.65

INDENTURE

DATED AS OF

DTE ELECTRIC COMPANY

formerly known as

The Detroit Edison Company

(One Energy Plaza, Detroit, Michigan 48226)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(719 Griswold Street, Suite 930, Detroit, Michigan 48226)

AS TRUSTEE

SUPPLEMENTAL TO MORTGAGE AND DEED OF TRUST

DATED AS OF OCTOBER 1, 1924

PROVIDING FOR

(A) GENERAL AND REFUNDING MORTGAGE BONDS,

         SERIES         ,

AND

(B) RECORDING AND FILING DATA

TABLE OF CONTENTS*

[VARIES ACCORDING TO TERMS]

*	This Table of Contents shall not have any bearing upon the interpretation of any of the terms or provisions of this Indenture.

PARTIES.	SUPPLEMENTAL INDENTURE, dated as of , between DTE ELECTRIC COMPANY, formerly known as The Detroit Edison Company, a corporation organized and existing under the laws of the State of Michigan and a public utility (hereinafter called the “Company”), party of the first part, and The Bank of New York Mellon Trust Company, N.A., a trust company organized and existing under the laws of the United States, having a corporate trust agency office at 719 Griswold Street, Suite 930, Detroit, Michigan 48226, as successor Trustee under the Mortgage and Deed of Trust hereinafter mentioned (hereinafter called the “Trustee”), party of the second part.

ORIGINAL INDENTURE AND SUPPLEMENTAL INDENTURES.	WHEREAS, the Company has heretofore executed and delivered its Mortgage and Deed of Trust (hereinafter referred to as the “Original Indenture”), dated as of October 1, 1924, to the Trustee, for the security of all bonds of the Company outstanding thereunder, and pursuant to the terms and provisions of the Original Indenture, indentures dated as of, respectively, [dates of previous supplemental indentures] supplemental to the Original Indenture, have heretofore been entered into between the Company and the Trustee (the Original Indenture and all indentures supplemental thereto together being hereinafter sometimes referred to as the “Indenture”); and

ISSUE OF BONDS UNDER INDENTURE.	WHEREAS, the Indenture provides that said bonds shall be issuable in one or more series, and makes provision that the rates of interest and dates for the payment thereof, the date of maturity or dates of maturity, if of serial maturity, the terms and rates of optional redemption (if redeemable), the forms of registered bonds without coupons of any series and any other provisions and agreements in respect thereof, in the Indenture provided and permitted, as the Board of Directors may determine, may be expressed in a supplemental indenture to be made by the Company to the Trustee thereunder; and

BONDS HERETOFORE ISSUED.	WHEREAS, bonds in the principal amount of have heretofore been issued under the indenture as follows, viz:
[Listing of previous issued bonds, both (i) previously retired and cancelled and (ii) issued and presently outstanding]

accordingly, the Company has issued and has presently outstanding aggregate principal amount of its General and Refunding Mortgage Bonds (the “Bonds”) at the date hereof.

REASON FOR CREATION OF NEW SERIES.	WHEREAS, the Company desires to issue a new series of bonds pursuant to the Indenture; and

BONDS TO BE SERIES .	WHEREAS, the Company desires by this Supplemental Indenture to create a new series of bonds, to be designated “General and Refunding Mortgage Bonds, Series ,” in the aggregate principal amount of , to be authenticated and delivered pursuant to Section [4] [8] of Article III of the Indenture; and

FURTHER ASSURANCE.	WHEREAS, the Original Indenture, by its terms, includes in the property subject to the lien thereof all of the estates and properties, real, personal and mixed, rights, privileges and franchises of every nature and kind and wheresoever situate, then or thereafter owned or possessed by or belonging to the Company or to which it was then or at any time thereafter might be entitled in law or in equity (saving and excepting, however, the property therein specifically excepted or released from the lien thereof), and the Company therein covenanted that it would, upon reasonable request, execute and deliver such further instruments as may be necessary or proper for the better assuring and confirming unto the Trustee all or any part of the trust estate, whether then or thereafter owned or acquired by the Company (saving and excepting, however, property specifically excepted or released from the lien thereof); and

AUTHORIZATION OF SUPPLEMENTAL INDENTURE.	WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under and by virtue of the provisions of the Indenture, and pursuant to resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

CONSIDERATION FOR SUPPLEMENTAL INDENTURE.	NOW, THEREFORE, THIS INDENTURE WITNESSETH: That DTE Electric Company, in consideration of the premises and of the covenants contained in the Indenture and of the sum of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trusts under the Original Indenture and in said indentures supplemental thereto as follows:
PART I. CREATION OF SERIES OF BONDS, GENERAL AND REFUNDING MORTGAGE BONDS, SERIES
TERMS OF BONDS OF SERIES .	SECTION 1. The Company hereby creates series of bonds to be issued under and secured by the Original Indenture as amended to date and as further amended by this Supplemental Indenture, to be designated, and to be distinguished from the bonds of all other series, by the title “General and Refunding Mortgage Bonds, Series ” (elsewhere herein referred to as the “bonds of Series ”). The aggregate principal amount of bonds of Series shall be limited to , except as provided in Sections 7 and 13 of Article II of the Original Indenture with respect to exchanges and replacements of bonds, and except further that the Company may, without the consent of any holder of the bonds of Series , “reopen” the bonds of Series , so long as any additional bonds of Series have the same tenor and terms as the bonds of Series established hereby.

The bonds of Series shall be issued as registered bonds without coupons in denominations of a multiple of $1,000. The bonds of Series shall be issued in the aggregate principal amount of $ , shall mature on (subject to earlier redemption or release) and shall bear interest, payable semi-annually on and of each year

(commencing ), at the rate of per annum until the principal thereof shall have become due and payable and thereafter until the Company’s obligation with respect to the payment of said principal shall have been discharged as provided in the Indenture. The bonds of Series will be issued in book-entry form through the facilities of The Depository Trust Company. Except as otherwise specifically provided in this Supplemental Indenture, the bonds of Series shall be payable, as to principal, premium, if any, and interest, at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

Except as provided herein, each bond of Series shall be dated the date of its authentication and interest shall be payable on the principal represented thereby from the or next preceding the date to which interest has been paid on bonds of Series , unless the bond is authenticated on a date prior to , in which case interest shall be payable from .

The bonds of Series in definitive form shall be, at the election of the Company, fully engraved or shall be lithographed or printed in authorized denominations as aforesaid and numbered R-1 and upwards (with such further designation as may be appropriate and desirable to indicate by such designation the form, series and denomination of bonds of Series ). Until bonds of Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver in lieu thereof, bonds of Series in temporary form, as provided in Section 10 of Article II of the Indenture. Temporary bonds of Series if any, may be printed and may be issued in authorized denominations in substantially the form of definitive bonds of Series , but without a recital of redemption prices and with such omissions, insertions and variations as may be appropriate for temporary bonds, all as may be determined by the Company.

Interest on any bond of Series that is payable on any interest payment date and is punctually paid or duly provided for shall be paid to the person in whose name that bond, or any previous bond to the extent evidencing the same debt as that evidenced by that bond, is registered at the close of business on the regular record date for such interest, which regular record date shall be the fifteenth calendar day (whether or not such day is a business day) immediately preceding the applicable interest payment date. If the Company shall default in the payment of the interest due on any interest payment date on the principal represented by any bond of Series , such defaulted interest shall forthwith cease to be payable to the registered holder of that bond on the relevant regular record date by virtue of his having been such holder, and such defaulted interest may be paid to the registered holder of that bond (or any bond or bonds of Series issued upon transfer or exchange thereof) on the date of payment of such defaulted interest or, at the election of the Company, to the person in whose name that bond (or any bond or bonds of Series issued upon transfer or exchange thereof) is registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of bonds of Series not less than ten (10) days preceding such subsequent record date, which subsequent record date shall be at least five (5) days prior to the payment date of such defaulted interest. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Bonds of Series , in definitive and temporary form, may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto.

If any interest payment date, date of redemption or the stated maturity for the bonds of Series would otherwise be a day that is not a business day, payment of principal and/or interest or premium, if any, with respect to the bonds of Series will be paid on the next succeeding business day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date.

“Business day” means any day other than a day on which banking institutions in the State of New York or the State of Michigan are authorized or obligated pursuant to law or executive order to close.

REDEMPTION OF BONDS OF SERIES .	SECTION 2. Bonds of Series will be redeemable at the option of the Company, in whole at any time or in part from time to time at the redemption prices set forth below.

At any time prior to                     , the optional redemption price will be equal to the greater of (i) 100% of the principal amount of the bonds of          Series          to be redeemed on the redemption date and (ii) the sum of the present values of the remaining scheduled payments of principal and interest of the bonds of          Series          to be redeemed on the redemption date (not including any portion of any payments of interest accrued to the redemption date) until stated maturity, in each case discounted from their respective scheduled payment dates to such redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below) plus          basis points, as determined by the Quotation Agent (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date.

At any time on or after , the optional redemption price will be equal to 100% of the principal amount of the bonds of Series to be redeemed plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, installments of interest on the bonds of Series that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date.

“Adjusted Treasury Rate” means, with respect to any optional redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated on the third Business Day preceding such redemption date assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the bonds of Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of Series .

“Comparable Treasury Price” means, with respect to any optional redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (i) each of , , and (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) the Company selects.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any optional redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

The bonds of Series shall be redeemable as aforesaid upon giving notice of such redemption by first class mail, postage prepaid, by or on behalf of the Company at least thirty (30) days, but not more than sixty (60) days, prior to the date fixed for redemption to the registered holders of bonds of Series so called for redemption at their last respective addresses appearing on the register thereof or otherwise in accordance with the procedures of The Depository Trust Company, but failure to mail such notice to the registered holders of any bonds of Series designated for redemption shall not affect the validity of any such redemption of any other bonds of such series. Interest shall cease to accrue on any bonds of Series (or any portion thereof) so called for redemption from and after the date fixed for redemption if payment sufficient to redeem the bonds of Series (or such portion) designated for redemption has been duly provided for. Bonds of Series redeemed in part only shall be in amounts of $1,000 or any multiple thereof.

If the giving of the notice of redemption shall have been completed, or if provision satisfactory to the Trustee for the giving of such notice shall have been made, and if the Company shall have deposited with the Trustee in trust funds (which shall have become available for payment to the holders of the bonds of Series so to be redeemed) sufficient to redeem bonds of Series in whole or in part, on the date fixed for redemption, then all obligations of the Company in respect of such bonds (or portions thereof) so to be redeemed and interest due or to become due thereon shall cease and be discharged and the holders of such bonds of Series (or portions thereof) shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under the Indenture or in respect of such bonds (or portions thereof) and interest.

The bonds of Series shall not be entitled to or subject to any sinking fund and shall not be redeemable other than as provided in Section 2 hereof.

EXCHANGE AND TRANSFER	SECTION 3. At the option of the registered holder, any bonds of Series , upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, together with a written instrument of transfer (if so required by the Company or by the Trustee) in form approved by the Company duly executed by the holder or by its duly authorized attorney, shall be exchangeable for a like aggregate principal amount of bonds of Series upon the terms and conditions specified herein and in Section 7 of Article II of the Indenture. The Company waives its rights under Section 7 of Article II of the Indenture not to make exchanges or transfers of bonds of Series during any period of ten (10) days next preceding any redemption date for such bonds.

Bonds of Series , in definitive and temporary form, may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto.

FORM OF BONDS OF SERIES .	SECTION 4. The bonds of Series and the form of Trustee’s Certificate to be endorsed on such bonds shall be substantially in the following forms, respectively:

DTE ELECTRIC COMPANY GENERAL AND REFUNDING MORTGAGE BOND SERIES

[This bond is a global security within the meaning of the indenture hereinafter referred to and is registered in the name of a depository or a nominee of a depository. Unless and until it is exchanged in whole or in part for bonds in certificated form, this bond may not be transferred except as a whole by The Depository Trust Company (“DTC”) to a nominee of DTC or by DTC or any such nominee to a successor of DTC or any such nominee to a successor of DTC or a nominee of such successor. Unless this bond is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any bond issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC) any transfer, pledge or other use hereof for value or otherwise by a person is wrongful, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

CUSIP
$ No. R-

DTE ELECTRIC COMPANY (hereinafter called the “Company”), a corporation of the State of Michigan, for value received, hereby promises to pay to [Cede & Co.], or registered assigns, at the Company’s office or agency in the Borough of Manhattan, the City and State of New York, the principal sum of dollars ($ ) in lawful money of the United States of America on (subject to earlier redemption or release) and interest thereon at the rate of per annum, in like lawful money, from , and after the first payment of interest on bonds of this Series has been made or otherwise provided for, from the most recent date to which interest has been paid or otherwise provided for, semi-annually on and of each year (commencing ), until the Company’s obligation with respect to payment of said principal shall have been discharged, all as provided, to the extent and in the manner specified in the Indenture hereinafter mentioned and in the supplemental indenture pursuant to which this bond has been issued.

This bond is one of an authorized issue of bonds of the Company, unlimited as to amount except as provided in the Indenture hereinafter mentioned or any indentures supplemental thereto, and is one of a series of General and Refunding Mortgage Bonds known as Series , limited to an aggregate principal amount of $ , except as otherwise provided in the Indenture hereinafter mentioned. This bond and all other bonds of said series are issued and to be issued under, and are all equally and ratably secured (except insofar as any sinking, amortization, improvement or analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series and except as provided in Section 3 of Article VI of said Indenture) by an Indenture, dated as of October 1, 1924, duly executed by the Company to The Bank of New York Mellon Trust Company, N.A., as successor Trustee, to which Indenture and all indentures supplemental thereto (including the Supplemental Indenture dated as of ) reference is hereby made for a description of the properties and franchises mortgaged and conveyed, the nature and extent of the security, the terms and conditions upon which the bonds are issued and under which additional bonds may be issued, and the rights of the holders of the bonds and of the Trustee in respect of such security (which Indenture and all indentures supplemental thereto, including the Supplemental Indenture dated as of , are hereinafter collectively called the “Indenture”). As provided in the Indenture, said bonds may be for various principal sums and are issuable in series, which may mature at different times, may bear interest at different rates and may otherwise vary as in said Indenture provided. With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of the bonds and the terms and provisions of the Indenture, or of any indenture supplemental thereto, may be modified or altered in certain respects by affirmative vote of at least eighty-five percent (85%) in amount of the bonds then outstanding, and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected by the action proposed to be taken, then also by affirmative vote of at least eighty-five percent (85%) in amount of the series of bonds so to be affected (excluding in every instance bonds disqualified from voting by reason of the Company’s interest therein as specified in the Indenture); provided, however, that, without the consent of the holder hereof, no such modification or alteration shall, among other things, affect the terms of payment of the principal of or the interest on this bond, which in those respects is unconditional.

This bond is not subject to repayment at the option of the holder hereof. Except as provided below, this bond is not redeemable by the Company prior to maturity and is not subject to any sinking fund.

This bond will be redeemable at the option of the Company, in whole at any time or in part from time to time at the redemption prices set forth below. At any time prior to , the optional redemption price will be equal to the greater of (i) 100% of the principal amount of this bond to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest of this bond to be redeemed (not including any portion of any payments of interest accrued to the optional redemption date) until stated maturity, in each case discounted from their respective scheduled payment dates to such redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below) plus basis points, as determined by the Quotation Agent (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date. At any time on or after , the optional redemption price will be equal to 100% of the principal amount of this bond to be redeemed plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, installments of interest on this bond that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date.

“Adjusted Treasury Rate” means, with respect to any optional redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such redemption date assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of this bond that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this bond.

“Comparable Treasury Price” means, with respect to any optional redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (i) each of , , and (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) the Company selects.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any optional redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the optional redemption date to the holder hereof at its registered address. If notice has been provided in accordance with the Indenture and funds for the redemption of this bond called for redemption have been made available on the redemption date, this bond will cease to bear interest on the date fixed for redemption. Thereafter, the only right of the holder hereof will be to receive payment of the redemption price.

Under the Indenture, funds may be deposited with the Trustee (which shall have become available for payment), in advance of the redemption date of any of the bonds of Series (or portions thereof), in trust for the redemption of such bonds (or portions thereof) and the interest due or to become due thereon, and thereupon all obligations of the Company in respect of such bonds (or portions thereof) so to be redeemed and such interest shall cease and be discharged, and the holders thereof shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under the Indenture or with respect to such bonds (or portions thereof) and interest.

In case an event of default, as defined in the Indenture, shall occur, the principal of all the bonds issued thereunder may become or be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The bonds of this series are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Security is exchangeable for bonds in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, bonds of this series are exchangeable for a like aggregate principal amount of bonds of this series of a different authorized denomination, as requested by the registered holder surrendering the same.

This bond is transferable by the registered holder hereof, in person or by his attorney duly authorized in writing, on the books of the Company kept at its office or agency in the Borough of Manhattan, the City and State of New York, upon surrender and cancellation of this bond, and thereupon, a new registered bond of the same series of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, and this bond with others in like form may in like manner be exchanged for one or more new bonds of the same series of other authorized denominations, but of the same aggregate principal amount, all as provided and upon the terms and conditions set forth in the Indenture, and upon payment, in any event, of the charges prescribed in the Indenture.

No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture, or of any indenture supplemental thereto, against any incorporator, or against any past, present or future stockholder, director or officer, as such, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise howsoever; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or owner hereof, as more fully provided in the Indenture.

This bond shall not be valid or become obligatory for any purpose until The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, DTE ELECTRIC COMPANY has caused this instrument to be executed by an authorized officer, with his or her manual or facsimile signatures, and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and the same to be attested by its Corporate Secretary or Assistant Corporate Secretary by manual or facsimile signature.

Dated:

DTE ELECTRIC COMPANY

By:
Name:
Title:

[Corporate Seal]

Attest:

By:
Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE]

FORM OF TRUSTEE’S CERTIFICATE.	This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Representative

PART II.

RECORDING AND FILING DATA

RECORDING AND FILING OF ORIGINAL INDENTURE.	The Original Indenture and indentures supplemental thereto have been recorded and/or filed and Certificates of Provision for Payment have been recorded as hereinafter set forth.

The Original Indenture has been recorded as a real estate mortgage and filed as a chattel Mortgage in the offices of the respective Registers of Deeds of certain counties in the State of Michigan as set forth in the Supplemental Indenture dated as of September 1, 1947, has been recorded as a real estate mortgage in the office of the Register of Deeds of Mason County, Michigan as set forth in the Supplemental Indenture dated as of June 15, 1971, has been recorded as a real estate mortgage in the office of the Register of Deeds of Genesee County, Michigan as set forth in the Supplemental Indenture dated as of May 1, 1974, has been recorded as a real estate mortgage in the office of the Register of Deeds of Gratiot County, Michigan on June 18, 2012 at Liber 923 Page 772, has been recorded as a real estate mortgage in the office of the Register of Deeds of Midland County, Michigan on June 18, 2012 at Liber 1555 Page 504, has been recorded as a real estate mortgage in the office of the Register of Deeds of Montcalm County, Michigan on March 6, 2015 at Document Number 2015R-03220 has been filed in the Office of the Secretary of State of Michigan on November 16, 1951 and has been filed and recorded in the office of the Interstate Commerce Commission on December 8, 1969.

RECORDING AND FILING OF SUPPLEMENTAL INDENTURES.	Pursuant to the terms and provisions of the Original Indenture, indentures supplemental thereto heretofore entered into have been Recorded as a real estate mortgage and/or filed as a chattel mortgage or as a financing statement in the offices of the respective Registers of Deeds of certain counties in the State of Michigan, the Office of the Secretary of State of Michigan and the Office of the Interstate Commerce Commission or the Surface Transportation Board, as set forth in supplemental indentures as follows:

SUPPLEMENTAL INDENTURE DATED AS OF	PURPOSE OF SUPPLEMENTAL INDENTURE	RECORDED AND/OR FILED AS SET FORTH IN SUPPLEMENTAL INDENTURE DATED AS OF

[LISTING OF PRIOR SUPPLEMENTAL INDENTURES]

RECORDING AND FILING OF SUPPLEMENTAL INDENTURE DATED AS OF .	Further, pursuant to the terms and provisions of the Original Indenture, a Supplemental Indenture dated as of providing for the terms of bonds to be issued thereunder of Series has heretofore been entered into between the Company and the Trustee and has been filed in the Office of the Secretary of State of Michigan as a financing statement on (Filing No. ), has been filed and recorded in the Office of the Surface Transportation Board on (Recordation No. ), and has been recorded as a real estate mortgage in the offices of the respective Register of Deeds of certain counties in the State of Michigan, as follows:

COUNTY	RECORDED	LIBER/ INSTRUMENT NO.	PAGE
Genesee County Michigan

Gratiot County Michigan

Huron County Michigan

Ingham County Michigan

Lapeer County Michigan

Lenawee County Michigan

Livingston County Michigan

Macomb County Michigan

Mason County Michigan

Midland County Michigan

Monroe County Michigan

Oakland County Michigan

St. Clair County Michigan

Sanilac County Michigan

Tuscola County Michigan

Washtenaw County Michigan

Wayne County Michigan

RECORDING OF CERTIFICATES OF PROVISION FOR PAYMENT.	Certificates of Provision for Payment have been recorded in the offices of the respective Registers of Deeds of certain counties in the State of Michigan, with respect to all bonds of Series A, B, C, D, E, F, G, H, K, L, M, O, W, BB, CC, DDP Nos. 1 and 2, FFR Nos. 1-3, GGP Nos. 1 and 2, IIP No. 1, JJP No. 1, KKP No. 1, LLP No. 1 and GGP No. 8.

PART III.

THE TRUSTEE.

TERMS AND CONDITIONS OF ACCEPTANCE OF TRUST BY TRUSTEE.	The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture, as amended to date and as supplemented by this Supplemental Indenture, and in this Supplemental Indenture set forth, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for and in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

PART IV.

MISCELLANEOUS.

CONFIRMATION OF SECTION 318(c) OF TRUST INDENTURE ACT.	Except to the extent specifically provided therein, no provision of this Supplemental Indenture or any future supplemental indenture is intended to modify, and the parties do hereby adopt and confirm, the provisions of Section 318(c) of the Trust Indenture Act which amend and supersede provisions of the Indenture in effect prior to November 15, 1990.

EXECUTION IN COUNTERPARTS.	THIS SUPPLEMENTAL INDENTURE MAY BE SIMULTANEOUSLY EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED SHALL BE DEEMED TO BE AN ORIGINAL; BUT SUCH COUNTERPARTS SHALL TOGETHER CONSTITUTE BUT ONE AND THE SAME INSTRUMENT.

TESTIMONIUM.	IN WITNESS WHEREOF, DTE ELECTRIC COMPANY AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. HAVE CAUSED THESE PRESENTS TO BE SIGNED IN THEIR RESPECTIVE CORPORATE NAMES BY THEIR RESPECTIVE CHAIRMEN OF THE BOARD, PRESIDENTS, VICE PRESIDENTS, ASSISTANT VICE PRESIDENTS, TREASURERS OR ASSISTANT TREASURERS AND IMPRESSED WITH THEIR RESPECTIVE CORPORATE SEALS, ATTESTED BY THEIR RESPECTIVE SECRETARIES OR ASSISTANT SECRETARIES, ALL AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

EXECUTION BY COMPANY.		DTE ELECTRIC COMPANY

By:
(Corporate Seal)		Name:
Title:

Attest:

By:
Name:
Title:

Signed, sealed and delivered by
DTE ELECTRIC COMPANY
in the presence of:

Name:

Name:

STATE OF MICHIGAN )
) SS
COUNTY OF WAYNE )

ACKNOWLEDGMENT OF EXECUTION BY COMPANY.	On this day of , before me, the subscriber, a Notary Public within and for the County of Wayne, in the State of Michigan, acting in the County of Wayne, personally appeared , to me personally known, who, being by me duly sworn, did say that he does business at One Energy Plaza, Detroit, Michigan 48226 and is the of DTE ELECTRIC COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of the said corporation and that the seal affixed to said instrument is the corporate seal of said corporation; and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and that he subscribed his name thereto by like authority; and said acknowledged said instrument to be the free act and deed of said corporation.

(Notarial Seal)

EXECUTION BY TRUSTEE.		THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
(Corporate Seal)		Name:
Title:

Attest:

By:
Name:
Title:

Signed, sealed and delivered by
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
in the presence of

Name:

Name:

STATE OF ILLINOIS )
) SS
COUNTY OF )

ACKNOWLEDGMENT OF EXECUTION BY TRUSTEE.	On this day of , before me, the subscriber, a Notary Public within and for the County of , in the State of Illinois, acting in the County of , personally appeared , to me personally known, who, being by me duly sworn, did say that her business office is located at 2 North LaSalle Street, Suite 1020 Chicago, Illinois 60602, and she is an Authorized Officer of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., one of the corporations described in and which executed the foregoing instrument; that she knows the corporate seal of the said corporation and that the seal affixed to said instrument is the corporate seal of said corporation; and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and that she subscribed her name thereto by like authority; and said acknowledged said instrument to be the free act and deed of said corporation.

(Notarial Seal)

STATE OF MICHIGAN )
) SS
COUNTY OF WAYNE )

AFFIDAVIT AS TO CONSIDERATION AND GOOD FAITH.	, being duly sworn, says: that he is the of DTE ELECTRIC COMPANY, the Mortgagor named in the foregoing instrument, and that he has knowledge of the facts in regard to the making of said instrument and of the consideration therefor; that the consideration for said instrument was and is actual and adequate, and that the same was given in good faith for the purposes in such instrument set forth.

Name:
Title:
DTE Electric Company

Sworn to before me this day of

(Notarial Seal)

This instrument was drafted by:

One Energy Plaza

688 WCB

Detroit, Michigan 48226

When recorded return to:

One Energy Plaza

688 WCB

Detroit, Michigan 48226